                                EXHIBIT 99.1

MOBLEY ENVIRONMENTAL SERVICES INC./NEWS

FOR IMMEDIATE RELEASE:
Mobley Environmental Services Contact:
John Mobley
Chairman of the Board
(512) 346-5591

MOBLEY COMPLETES ASSET SALE TO U.S. FILTER

     HOUSTON, June 4, 1997 -- Mobley Environmental Services, Inc. announced today that it had completed the sale of virtually all of its remaining operating assets to United States Filter Corporation (NYSE: USF).

     Under the terms of a definitive asset purchase agreement, the Company received approximately 275,000 shares of U.S. Filter common stock at the closing of the transaction, and has the right to receive additional shares of such stock (with an aggregate exchange value of up to $4.0 million) upon the attainment of certain financial performance goals over the next two years. The Company subsequently sold 220,000 U.S. Filter shares and plans to use the proceeds to retire its bank indebtedness and fund the payment of transaction expenses and various other retained liabilities. Remaining surplus cash will be invested in relatively low-risk, liquid investments.

     U.S. Filter is one of the worlds' largest water and wastewater products and services companies.



                                     ###

                                      4